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                                   EXHIBIT 11


                              SPIRE CORPORATION
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                               Six months ended June 30,
                                                               -------------------------
                                                               1997               1996
                                                               ----               ----
Primary:
--------

Net income (loss)                                          $   851,971        $  (233,379)
                                                           ===========        ===========

Weighted average number common shares outstanding            3,026,464          3,032,595

Add:  additional common shares issued upon assumed
    exercise of common stock options                            58,474                  0
                                                           -----------        -----------

Weighted average common and common equivalent
    shares outstanding                                       3,084,938          3,032,595
                                                           ===========        ===========

Primary net income (loss) per share                        $      0.28        $     (0.08)
                                                           ===========        ===========



Fully Diluted:
--------------

Net income (loss)                                          $   851,971        $  (233,379)
                                                           ===========        ===========

Weighted average number common shares outstanding            3,026,464          3,032,595

Add:  additional common shares issued upon assuming
    exercise of common stock options                           117,260                  0
                                                           -----------        -----------

Weighted average common and common equivalent
    shares outstanding                                       3,143,724          3,032,595
                                                           ===========        ===========

Fully diluted net income (loss) per share                  $      0.27        $     (0.08)
                                                           ===========        ===========